Exhibit 5.1

[LETTERHEAD OF COOLEY LLP]

Jason L. Kent
T: +1 858 550 6044
jkent@cooley.com

March 5, 2019
Chimerix, Inc.
2505 Meridian Parkway, Suite 100
Durham, NC 27713

Ladies and Gentlemen:
You have requested our opinion, as counsel to Chimerix, Inc., a Delaware corporation (the “Company”), with respect to certain matters in connection with the filing by the Company of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of an aggregate of up to 2,451,946 shares of the Company's Common Stock, $0.001 par value (the “Shares”), including 2,029,411 shares issuable pursuant to the Company’s 2013 Equity Incentive Plan (the “Incentive Plan”) and 422,535 shares issuable pursuant to the Company’s 2013 Employee Stock Purchase Plan (the “Stock Plan”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related prospectus, the Incentive Plan and the Stock Plan, the Company's Amended and Restated Certificate of Incorporation and Bylaws, and originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.
Our opinion herein is expressed solely with respect to the General Corporation Law of the State of Delaware. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in accordance with the Incentive Plan or the Stock Plan, as applicable, the Registration Statement and related prospectus, will be validly issued, fully paid and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).
We consent to the filing of this opinion as an exhibit to the Registration Statement.
Sincerely,
Cooley LLP
By: /s/ Jason L. Kent
Jason L. Kent

4401 Eastgate Mall, San Diego, CA 92121 T: (858) 550-6000 F: (858) 550-6420 www.cooley.com